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Exhibit 4.1

NUMBER
        U-UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	BANK STREET TELECOM FUNDING CORP.
CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANTS TO
PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT	is the owner of Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Bank Street Telecom Funding Corp., a Delaware corporation (the "Company"), and one (1) warrant (the "Warrant"). Each Warrant entitles the holder thereof to purchase from the Company one (1) fully paid and non-assessable share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of the consummation by the Company of an acquisition through merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction of one or more operating businesses in the communications industry that is its initial business combination and which meets the size, timing and other criteria outlined in the Company's registration statement on Form S-1 initially filed with the Securities and Exchange Commission on August 5, 2005 (File No. 333-127238), as amended or                                 , 2007, and will expire at 5:00 p.m., New York City Time,                                 , 2010, or upon earlier redemption. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until five business days following the earlier to occur of the expiration of the over-allotment option of the underwriters in connection with the Company's initial public offering ("IPO") or its exercise in full, subject to the Company's having filed a Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company's receipt of the gross proceeds of the IPO and issuing a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                                 , 2006 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By	Bank Street Telecom Funding Corp. CORPORATE SEAL
By: __________________	2005 Delaware	By: __________________

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Bank Street Telecom Funding Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - CUSTODIAN
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as	under Uniform Gifts to Minors Act
	tenants in common	(State)

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE)

                                                                                                                           &n sp;                                     Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                       Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated __________________________

____________________________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15).